FOURTH AMENDMENT
to
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

among
LAREDO PETROLEUM, INC.,
as Borrower,
WELLS FARGO BANK, N.A.,
as Administrative Agent,
the Guarantors Signatory Hereto,
and
the Banks Signatory Hereto

FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
This Fourth Amendment to Fifth Amended and Restated Credit Agreement (this "Fourth Amendment"), dated as of April 30, 2020 (the "Fourth Amendment Effective Date"), is among Laredo Petroleum, Inc., a corporation formed under the laws of the State of Delaware ("Borrower"); each of the undersigned guarantors (the "Guarantors", and together with Borrower, the "Credit Parties"); each of the Banks party hereto; and Wells Fargo Bank, N.A., as administrative agent for the Banks (in such capacity, together with its successors, "Administrative Agent").
Recitals
A.    Borrower, Administrative Agent and the Banks are parties to that certain Fifth Amended and Restated Credit Agreement dated as of May 2, 2017 (as amended prior to the date hereof, the "Credit Agreement"), pursuant to which the Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of Borrower.
B.    The parties hereto desire to enter into this Fourth Amendment to, among other things, (i) amend the Credit Agreement as set forth in Section 2 hereof, (ii) evidence the decrease of the Borrowing Base from $950,000,000 to $725,000,000 as set forth in Section 3 hereof and (iii) decrease the Aggregate Elected Commitment Amount from $950,000,000 to $725,000,000 as set forth in Section 4 hereof, in each case, as set forth herein and to be effective as of the Fourth Amendment Effective Date.
C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fourth Amendment, shall have the meaning ascribed to such term in the Credit Agreement (as amended hereby). Unless otherwise indicated, all section references in this Fourth Amendment refer to the Credit Agreement.
Section 2.    Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of the condition precedent set forth in Section 5 hereof, the Credit Agreement shall be amended effective as of the Fourth Amendment Effective Date in the manner provided in this Section 2.
2.1    Additional Definitions. Section 1.2 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
"Amount of Capped Distributions, Investments and Redemptions" means, as of any time, the amount of Capped Distributions, Investments and Redemptions through and including such time; provided that, the amount of Permitted Investments described in subclause (l)(ii) of the definition thereof and made pursuant to Section 9.7 shall be determined as of the date such Investment is made.
"BHC Act Affiliate" means, as to any Person, an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
"Capped Distributions, Investments and Redemptions" means, as of any time, the sum of (a) Distributions permitted and made pursuant to Section 9.2(b), plus (b) Permitted Investments described in subclause (l)(ii) of the definition thereof and made pursuant to Section 9.7, plus (c) Redemptions permitted and made pursuant to Section 9.13(a), in each case, from and after April 1, 2020.
"Covered Entity" means any of the following: (a) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
"FDIC" means the Federal Deposit Insurance Corporation of the United States of America or any successor Governmental Authority.
"Fourth Amendment Effective Date" means April 30, 2020.
"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
"QFC Credit Support" has the meaning set forth in Section 14.19.
"Supported QFC" has the meaning set forth in Section 14.19.
"U.S. Special Resolution Regimes" has the meaning set forth in Section 14.19.
2.2    Restated Definitions. Section 1.2 of the Credit Agreement is hereby amended by amending and restating each of the following definitions to read in full as follows:
"Aggregate Elected Commitment Amount" at any time shall equal the sum of the Elected Commitments, as the same may be terminated, reduced or increased from time to time in accordance with the terms hereof. As of the Fourth Amendment Effective Date, the Aggregate Elected Commitment Amount is $725,000,000.

"Applicable Margin" means, on any date, with respect to each Eurodollar Tranche or Adjusted Base Rate Tranche, an amount determined by reference to the ratio of Outstanding Revolving Credit to the then effective Borrowing Base, on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Applicable Margin for Eurodollar Tranches	Applicable Margin for Adjusted Base Rate Tranches
I	≥90%	2.750%	1.750%
II	≥75% but<90%	2.500%	1.500%
III	≥50% but <75%	2.250%	1.250%
IV	≥25% but <50%	2.000%	1.000%
V	<25%	1.750%	0.750%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that, if at any time Borrower fails to deliver a Reserve Report pursuant to Section 4.1, then the "Applicable Margin" means the rate per annum set forth on the grid at Pricing Level I.
"Borrowing Base" means, at any time, an amount determined in accordance with Article IV. As of the Fourth Amendment Effective Date, the Borrowing Base is $725,000,000.
"Letter of Credit Fee" means, for any date, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to a percentage of the average daily aggregate amount of Letter of Credit Exposure of all Banks during the Fiscal Quarter (or portion thereof) ending on the date such payment is due (calculated on a per annum basis based on such average daily aggregate Letter of Credit Exposure) determined by reference to the ratio of Outstanding Revolving Credit to the then effective Borrowing Base on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Per Annum Letter of Credit Fee
I	≥90%	2.750%
II	≥75% but <90%	2.500%
III	≥50% but <75%	2.250%
IV	≥25% but <50	2.000%
V	<25%	1.750%

Such fee shall be payable in accordance with the terms of Section 2.12. For clarity, each change in the Letter of Credit Fee shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, if any; in the case of the change in the Letter of Credit Fee pursuant to the Fourth Amendment to this Agreement, such change is effective on the Fourth Amendment Effective Date.
2.3    Amendments to Definition of Permitted Investments. Clauses (g), (l) and (m) of the definition of "Permitted Investment" contained in Section 1.2 of the Credit Agreement are hereby amended and restated each in their respective entireties to read in full as follows:
(g)    [RESERVED];
(l)    (i) Investments made prior to March 31, 2020, solely to the extent permitted by the Credit Agreement as in effect at the date of the making of such Investment and (ii) other Investments made from and after April 1, 2020, so long as immediately after giving effect to any such Investment (A) no Default or Event of Default exists or results therefrom, (B) undrawn Commitments are greater than or equal to thirty-five percent (35%) of the Total Commitment, (C) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), (D) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 2.50 to 1.00, and (E) the Amount of Capped Distributions, Investments and Redemptions is not greater than $100,000,000; and
(m)    [RESERVED].
2.4    Amendment to Section 4.6 of the Credit Agreement. Section 4.6 of the Credit Agreement is hereby amended by deleting the reference to "10%" appearing in the first sentence of such section and replacing it with a reference to "5%" therein.
2.5    Amendment to Section 7.4 of the Credit Agreement. Section 7.4 of the Credit Agreement is hereby amended by amending and restating clause (b) in its entirety appearing therein to read in full as follows:
(b)    There has been no material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Credit Parties, taken as a whole, relative to that set forth in the financial statements of Borrower and its consolidated Subsidiaries as of December 31, 2019.
2.6    Amendment to Section 9.2 of the Credit Agreement. Section 9.2 of the Credit Agreement is hereby amended by amending and restating clause (b) in its entirety appearing therein to read in full as follows:
(b)    make Distributions from and after April 1, 2020; so long as immediately after giving effect to any such Distribution (i) no Default or Event of Default exists or results therefrom, (ii) undrawn Commitments are greater than or equal to thirty-five percent (35%) of the Total Commitment, (iii) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a),(iv) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 2.50 to 1.00, in the case of both (iii) and (iv), Net Debt or Total Debt, as applicable, shall be determined as of the date of calculation after giving effect to such Distribution occurring on such date and Consolidated EBITDAX shall be determined as if such Distribution occurred on the last day of the Fiscal Quarter then most recently ended for which financial statements have been received pursuant to Section 8.1 and (v) the Amount of Capped Distributions, Investments and Redemptions is not greater than $100,000,000; and provided, further that (x) any Equity repurchased pursuant to this Section 9.2(b) shall be contemporaneously cancelled by the Borrower and (y) for clarity, (1) such cancellation is not restricted by Section 9.5 and does not trigger any requirement that the Borrower or any other Credit Party take any further action to be in compliance therewith, and (2) the requirement set forth in clause (iv) of this Section 9.2(b) is applicable only at the time of such Distribution after giving effect to any related borrowing or Debt issuance and does not require that the Consolidated Total Leverage Ratio be maintained at not greater than 2.50 to 1.00 subsequent to giving effect to such Distribution and any related borrowing or Debt issuance.
2.7    Amendment to Section 9.13 of the Credit Agreement. Section 9.13 of the Credit Agreement is hereby amended by amending and restating clause (a) in its entirety appearing therein to read in full as follows:
(a)    call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes prior to the date that is one-hundred and eighty (180) days after the Termination Date except that Borrower may call, make or offer to make Redemptions from and after April 1, 2020; so long as immediately after giving effect to such Redemptions (and any Borrowings incurred in connection therewith), (i) no Default or Event of Default exists or results therefrom, (ii) undrawn Commitments are greater than or equal to thirty-five percent (35%) of the Total Commitment, (iii) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), (iv) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 2.50 to 1.00, and (v) the Amount of Capped Distributions, Investments and Redemptions is not greater than $100,000,000; or
2.8    New Section 14.19 of the Credit Agreement. Article XIV of the Credit Agreement is hereby amended by adding a new Section 14.19 immediately after Section 14.18 therein to read in full as follows:
Section 14.19    Acknowledgement Regarding Any Supported QFC. To the extent that the Loan Papers provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and, each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Papers and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Papers that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Papers were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
2.9    Replacement of Schedule 1 to the Credit Agreement. Schedule 1 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 1 attached hereto.
Section 3.    Borrowing Base. In reliance on the covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of the condition precedent set forth in Section 5 hereof, the Banks hereby agree that the Borrowing Base shall be, effective as of the Fourth Amendment Effective Date, reduced from $950,000,000 to $725,000,000, and the Borrowing Base shall remain at $725,000,000 until the next Determination thereafter. Borrower and the Banks agree that the Determination provided for in this Section 3 will constitute the Periodic Determination scheduled for May 1, 2020 (or such date promptly thereafter as reasonably possible) for the purposes of the Credit Agreement and shall not be construed or deemed to be a Special Determination for purposes of the Credit Agreement.
Section 4.    Elected Commitments. Pursuant to Section 2.16(h) of the Credit Agreement, concurrently with giving effect to the Borrowing Base reduction set forth in Section

3 hereof, the Aggregate Elected Commitment Amount will be automatically reduced (ratably among the Banks in accordance with each Bank’s Commitment Percentage) from $950,000,000 to $725,000,000, and the Administrative Agent shall modify Schedule 1 to reflect those changes. Schedule 1 to the Credit Agreement, as so modified and as amended by Section 2.9 of this Fourth Amendment, is set forth as Schedule 1 to this Fourth Amendment. The Aggregate Elected Commitment Amount shall remain at $725,000,000 until the Aggregate Elected Commitment Amount is otherwise decreased, increased or reinstated in accordance with Section 2.16 of the Credit Agreement.
Section 5.    Condition Precedent. The effectiveness of this Fourth Amendment is subject to the Administrative Agent having received counterparts of this Fourth Amendment from the Credit Parties and the Super Majority Banks.
Section 6.    Representations and Warranties; Etc. Each Credit Party hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Paper to which such Credit Party is a party are true and correct in all material respects as though made on and as of the date hereof except (i) to the extent any such representation and warranty is expressly made as of a specific earlier date, in which case, such representation and warranty was true as of such date and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) is true and correct in all respects, (b) no Default or Event of Default exist under the Loan Papers or will, after giving effect to this Fourth Amendment, exist under the Loan Papers and (c) no Material Adverse Change has occurred.
Section 7.    Miscellaneous.
7.1    Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Fourth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Fourth Amendment. Each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof’, "herein", or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
7.2    Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Fourth Amendment, (b) ratifies and affirms its obligations under the Facility Guaranty and the other Loan Papers to which it is a party, (c) acknowledges, renews and extends its continued liability under the Facility Guaranty and the other Loan Papers to which it is a party (in each case, as amended hereby), (d) agrees that its guarantee under the Facility Guaranty and the other Loan Papers (in each case, as amended hereby) to which it is a party remains in full force and effect with respect to the Obligations, as amended hereby, (e) represents and warrants that (i) the execution, delivery and performance of this Fourth Amendment has been duly authorized by all necessary corporate or company action of the Credit Parties, (ii) this Fourth Amendment constitutes a valid and binding agreement of the Credit Parties, and (iii) this Fourth Amendment is enforceable against each Credit Party in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and (f) acknowledges and confirms that the amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations after giving effect to this Fourth Amendment.
7.3    Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.
7.4    No Oral Agreement. This written Fourth Amendment, the Credit Agreement and the other Loan Papers executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
7.5    Governing Law. This Fourth Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.
7.6    Payment of Expenses. Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.
7.7    Severability. Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.8    Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.9    Loan Paper. This Fourth Amendment shall constitute a "Loan Paper" for all purposes under the other Loan Papers.
7.10    Waiver of Jury Trial. Section 14.13 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed effective as of the date first written above.

BORROWER:	LAREDO PETROLEUM, INC.

	By:	/s/ Michael T. Beyer
	Name:	Michael T. Beyer
	Title:	Sr. Vice President and Chief Financial Officer

GUARANTORS:	LAREDO MIDSTREAM SERVICES, LLC

	By:	/s/ Michael T. Beyer
	Name:	Michael T. Beyer
	Title:	Sr. Vice President and Chief Financial Officer

GARDEN CITY MINERALS, LLC

	By:	/s/ Michael T. Beyer
	Name:	Michael T. Beyer
	Title:	Sr. Vice President and Chief Financial Officer

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, N.A., as Administrative Agent and as a Bank

By:	/s/ Muhammad A. Dhamani
Name:	Muhammad A. Dhamani
Title:	Managing Director

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Victor F. Cruz
Name:	Victor F. Cruz
Title:	Director

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

ABN AMRO Capital USA LLC, as a Bank

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Managing Director

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BMO HARRIS FINANCING, INC., as a Bank

By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Managing Director

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

SOCIETE GENERALE, as a Bank

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title:	Director

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Senior Director

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BBVA USA, as a Bank

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BOKF, NA dba BANK OF OKLAHOMA, as a Bank

By:	/s/ Tyler Thalken
Name:	Tyler Thalken
Title:	Assistant Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Bank

By:	/s/ Greg Krablin
Name:	Greg Krablin
Title:	Senior Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Bank

By:	/s/ Scott Nickel
Name:	Scott Nickel
Title:	Director

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BARCLAYS BANK PLC, as a Bank

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

CITIBANK, N.A., as a Bank

By:	/s/ M. Jarrod Bourgeois
Name:	M. Jarrod Bourgeois
Title:	Director

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Andrew Griffin
Name:	Andrew Griffin
Title:	Authorized Signatory

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

SIGNATURE PAGE TO FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE 1

Bank	Maximum Credit Amount	Elected Commitment	Commitment Percentage
Wells Fargo Bank, N.A.	$191,666,666.67	$69,479,166.76	9.583%
Bank of America, N.A.	$166,666,666.66	$60,416,666.66	8.333%
BMO Harris Financing, Inc.	$166,666,666.66	$60,416,666.66	8.333%
Capital One, National Association	$166,666,666.66	$60,416,666.66	8.333%
Societe Generale	$141,666,666.66	$51,354,166.66	7.083%
The Bank of Nova Scotia, Houston Branch	$141,666,666.66	$51,354,166.66	7.083%
ABN AMRO Capital USA LLC	$116,666,666.66	$42,291,666.66	5.833%
Barclays Bank PLC	$116,666,666.66	$42,291,666.66	5.833%
BOKF, NA DBA Bank of Oklahoma	$116,666,666.66	$42,291,666.66	5.833%
TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY	$116,666,666.66	$42,291,666.66	5.833%
Citibank, N.A.	$116,666,666.66	$42,291,666.66	5.833%
BBVA USA	$116,666,666.66	$42,291,666.66	5.833%
Credit Suisse AG, Cayman Islands Branch	$116,666,666.66	$42,291,666.66	5.833%
Goldman Sachs Bank USA	$116,666,666.66	$42,291,666.66	5.833%
Comerica Bank	$91,666,666.66	$33,229,166.66	4.583%
Totals:	$2,000,000,000.00	$725,000,000.00	100.00%

Administrative Agent	Address for Notice
Wells Fargo Bank, N.A.
Credit Contact:
1445 Ross Ave., Suite 4500, T9216-451
Dallas, TX 75202
Attn: Muhammad A. Dhamani
Tel: 214-721-6430
Tel: 844-879-6913
Email: Muhammad.Dhamani@wellsfargo.com

Primary Operations Contact:
1525 W WT Harris Blvd, 1st Floor
Charlotte, NC 28262-8522
MAC D1109-019
Attn: Agency Services
Tel: 704-590-2706
Fax: 704-590-2782